TENTH AMENDMENT
TO DISTRIBUTION AGREEMENT

This Tenth Amendment (“Amendment”) to the Distribution Agreement dated as of December 31, 2012, as amended from time to time (the “Agreement”), by and between Investment Managers Series Trust (the “Client) and IMST Distributors, LLC (“Distributor”) is entered into as of __________, 2014 (the “Effective Date”).

WHEREAS, the Client and Distributor wish to amend Exhibit A of the Agreement to reflect the addition of the Advisory Research MLP & Energy Infrastructure Fund; and

WHEREAS, Section 16 of the Agreement requires all amendments to be in writing and signed by the parties;

NOW, THEREFORE, the Client and Distributor hereby agree as follows:

1.	Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

2.	Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby incorporated herein by reference.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST

By:		By:
	Mark Fairbanks, President	Name:
Title:

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EXHIBIT A

Funds	Effective Date
361 Long/Short Equity Fund	July, 2013
361 Managed Futures Strategy Fund	July, 2013
361 Global Managed Futures Strategy Fund	January 31, 2014
361 Global Macro Opportunity Fund	June 30, 2014
AAM/Bahl & Gaynor Income Growth Fund	January 1, 2013
AAM/Cutwater Select Income Fund	March 29, 2013
Advisory Research All Cap Value Fund	January 1, 2013
Advisory Research Emerging Markets Opportunities Fund	October 1, 2013
Advisory Research Global Value Fund	January 1, 2013
Advisory Research International All Cap Value Fund	January 1, 2013
Advisory Research International Small Cap Value Fund	January 1, 2013
Advisory Research Small Company Opportunities Fund	October 1, 2013
Advisory Research Strategic Income Fund	December 31, 2012
Advisory Research MLP & Energy Infrastructure Fund	July 16, 2014
BearlyBullish Fund	January 1, 2013
Aristotle/Saul Global Opportunities Fund	January 1, 2013
Aristotle International Equity Fund	March 31, 2014
Bernzott U.S. Small Cap Value Fund	January 1, 2013
Bridgehampton Value Strategies Fund	January 1, 2013
Chartwell Small Cap Value Fund	January 1, 2013
EP Asia Small Companies Fund	January 1, 2013
EP China Fund	January 1, 2013
EuroPac Hard Asset Fund	January 1, 2013
EuroPac International Bond Fund	January 1, 2013
EuroPac International Dividend Income Fund	January 10, 2014
EuroPac International Value Fund	January 1, 2013
EuroPac Gold Fund	July 19, 2013
EP Latin America Fund	January 1, 2013
EP Strategic US Equity Fund	January 1, 2013
Advisory Research MLP & Energy Income Fund	January 1, 2013
GaveKal Knowledge Leaders Fund	January 1, 2013
Gratry International Growth Fund	June 28, 2013
Ironclad Managed Risk Fund3	January 1, 2013
Oak Ridge Dividend Growth Fund	June, 2013
Oak Ridge Growth Opportunity Fund	June, 2013
Oakseed Opportunity Fund	December 31, 2012

Fountain Short Duration High Income Fund	September 30, 2013
Palmer Square Absolute Return Fund	January 1, 2013
Palmer Square Income Plus Fund	January 31, 2014
Palmer Square SSI Alternative Income Fund	January 1, 2013
Perimeter Small Cap Opportunities Fund	April 1, 2013
LS Theta Fund	March 31, 2014
Ramius Hedged Alpha Fund	January 1, 2013
Ramius Strategic Volatility Fund	January 1, 2013
Ramius Trading Strategies Managed Futures Fund	January 1, 2013
Riverbridge Growth Fund	December 31, 2012
RNC Genter Dividend Income Fund	January 1, 2013
Segall Bryant & Hamill All Cap Fund	July, 2013
Segall Bryant & Hamill Small Cap Fund	July, 2013
SilverPepper Commodity Strategies Global Macro Fund	August, 2013
SilverPepper Merger Arbitrage Fund	August, 2013
Stone Toro Long Short Fund	May 16, 2014
Strategic Latin America Fund	January 1, 2013
Towle Deep Value Fund	January 1, 2013
WCM Focused Emerging Market Fund	May, 2013
WCM Focused Global Growth Fund	May, 2013
WCM Focused International Growth Fund	January 1, 2013
Zacks All-Cap Core Fund	January 1, 2013
Zacks Market Neutral Fund	January 1, 2013
Zacks Small-Cap Core Fund	January 1, 2013
Zacks Dividend Strategy Fund	January 31, 2014

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